UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2005

HAEMONETICS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-10730	04-2882273

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road Braintree, MA		02184

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2005 the independent Directors of Haemonetics Corporation (the “Company”), including all members of the Compensation Committee, approved an increase to the fiscal year 2006 cash bonus which Brad Nutter, the Company’s Chief Executive Officer, is eligible to receive from $350,000 (70% of his base compensation) to $500,000 (100% of his base compensation).

70% of Mr. Nutter’s potential cash bonus is solely dependent upon the achievement of stated corporate financial targets for revenue, operating income and earnings per share for the fiscal year 2006, with the opportunity for an over achievement payment for financial performance in excess of the targets, in accordance with a predetermined schedule approved by the Compensation Committee at the beginning of the fiscal year.  30% of Mr. Nutter’s potential cash bonus is dependent on his achievement of individual performance objectives.  There were no other changes to Mr. Nutter’s compensation.  The Board’s decision considered data about CEO compensation from peer companies, and reflected its desire to reward Mr. Nutter for the Company’s continuing strong performance under his leadership, and motivate him to continue to meet its financial targets and new product milestones.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

(Registrant)
Date September 22, 2005
/s/ Ronald J. Ryan

Ronald J. Ryan, Vice President and Chief Financial Officer